UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33205 (Commission File Number)	33-0870808 (I.R.S. Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 28, 2007, Adelbert L. Stagg, Ph.D., Vice President — Regulatory Affairs and Quality, gave notice of his resignation from Artes Medical, Inc. (the “Company”) as a full-time employee, effective as of September 1, 2007. The Company expects to enter into a two-year consulting agreement with Dr. Stagg to be effective beginning September 1, 2007.

Item 7.01.	Regulation FD Disclosure.
     On June 26, 2007, Greg Kricorian, M.D., accepted the Company’s offer of employment as its Chief Medical Officer, effective as of July 16, 2007. Prior to joining the Company, since February 2005, Dr. Kricorian served as Senior Director, Medical Affairs for Valeant Pharmaceuticals International, Inc. (formerly ICN Pharmaceuticals, Inc.), a public, specialty pharmaceutical company that develops products primarily in the areas of neurology, dermatology and infectious disease. From May 2002 to February 2005, he served as Director, Medical Affairs — Dermatology for Valeant/ICN Pharmaceuticals. Dr. Kricorian earned his M.D. from Stanford University Medical School and his M.B.A. and B.S. in biology from UCLA. Dr. Kricorian is a board certified dermatologist and has obtained a Regulatory Affairs Certification (RAC (U.S.)).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: June 29, 2007

ARTES MEDICAL, INC.
By:	/s/ Karla R. Kelly
Karla R. Kelly Chief Legal Officer, General Counsel and Corporate Secretary